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                        INVESTMENT SUBADVISORY AGREEMENT


     INVESTMENT SUBADVISORY AGREEMENT, dated as of March 30, 2005 by and between Diversified Investment Advisors, Inc., a Delaware corporation ("Diversified") and LSV Asset Management ("Subadvisor").

                                   WITNESSETH:


     WHEREAS, Diversified has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940 and has been retained to provide investment advisory services to the Mid-Cap Value Portfolio ("Portfolio"), a series of Diversified Investors Portfolios, a diversified open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act");

     WHEREAS, Diversified desires to retain the Subadvisor to furnish it with portfolio investment advisory services in connection with Diversified's investment advisory activities on behalf of the Portfolio, and the Subadvisor is willing to furnish such services to Diversified;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Duties of the Subadvisor. In accordance with the Investment Advisory Agreement between the Portfolio and Diversified, attached hereto as Schedule A (the "Advisory Agreement"), Diversified hereby appoints the Subadvisor to perform the discretionary portfolio investment advisory services described herein for the investment and reinvestment of such amount of the Portfolio's assets ("Assets"), subject to the control and direction of Diversified and the Diversified Investors Portfolios' Board of Trustees, for the period and on the terms hereinafter set forth.

     The Subadvisor shall provide Diversified with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Assets. The Subadvisor shall furnish an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged, subject always to the provisions of the 1940 Act and to the Portfolio's then-current Registration Statement on Form N-1A.


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     In particular, the Subadvisor shall, without limiting the foregoing:
(i) continuously review, supervise and implement the investment program for the Assets; (ii) monitor regularly the relevant securities for the Assets to determine if adjustments are warranted and, if so, to make such adjustments;
(iii) determine, in the Subadvisor's discretion, the securities to be purchased or sold or exchanged in order to keep the Assets in balance with the designated investment strategy; (iv) determine, in the Subadvisor's discretion, whether to exercise warrants or other rights with respect to the Assets; (v) as promptly as practicable after the end of each calendar month, furnish a report showing:
(a) all transactions during such month, (b) all Assets on the last day of such month, rates of return, and (c) such other information relating to the Assets as Diversified may reasonably request; (vi) meet at least four times per year with Diversified and with such other persons as may be designated on reasonable notice and at reasonable locations, at the request of Diversified, to discuss general economic conditions, performance, investment strategy, and other matters relating to the Assets; (vii) provide the Portfolio, as reasonably requested by Diversified, with records concerning the Subadvisor's activities which the Portfolio is required by law to maintain with respect to the Assets; and
(viii) render regular reports to the Portfolio's officers and Directors concerning the Subadvisor's discharge of the foregoing responsibilities.

     Subadvisor will send Diversified an inventory of the investments of the Portfolio as soon as reasonably possible after the end of each monthly or quarterly period. This report will also contain investment results. The calculation of investment results will commence on the earlier of (a) the last business day of the month following the month in which the funds are received or
(b) the last business day of the month in which the Assets have been structured by Subadvisor in accordance with Diversified's investment guidelines and objectives. Copies of confirmations of transactions executed will be sent promptly to Diversified's custodian. Subadvisor does not assume responsibility for the accuracy of information furnished by Diversified or any other party.

     Should the Board of Trustees at any time establish an investment policy with respect to the Assets and notify the Subadvisor thereof in writing, the Subadvisor shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such policy has been revoked.

     The Subadvisor shall take, on behalf of the Assets, all actions which it deems necessary to implement the investment policies determined as provided above with respect to the Assets, and in particular to place all orders for the purchase or sale of securities for the Portfolio's account with brokers or dealers selected by it, and to that end the Subadvisor is authorized as an agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. Subject to the primary objective of obtaining the best available prices and execution, the Subadvisor may place orders for the purchase and sale of portfolio securities with such broker/dealers who provide research and brokerage services

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to the Portfolio within the meaning of Section 28(e) of the Securities Exchange
Act of 1934, to the Subadvisor, or to any other fund or account for which the Subadvisor provides investment advisory services and may place such orders with broker/dealers who sell shares of the Portfolio or who sell shares of any other fund for which the Subadvisor provides investment advisory services. Broker/dealers who sell shares of the funds of which LSV Asset Management is investment advisor (but not a Subadvisor) shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     Notwithstanding the provisions of the previous paragraph and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Portfolio, the Subadvisor may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Subadvisor has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Subadvisor's overall responsibilities with respect to the Portfolio and to other funds and clients for which the Subadvisor exercises investment discretion.

Diversified authorizes Subadvisor to combine orders for the Portfolio with orders for other clients of Subadvisor. Under this procedure, purchases or sales of a particular security for the Portfolio may be combined with purchases or sales of the same security for other clients on the same day. In such cases, the price shown on the confirmation of the Portfolio's purchase or sale will be the average execution price on all of the purchases and sales so aggregated that day.

     2. Allocation of Charges and Expenses. The Subadvisor shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Portfolio will pay all of its own expenses and liabilities including, without limitation, compensation and out-of-pocket expenses of Trustees not affiliated with the Subadvisor or Diversified; governmental fees; interest charges; taxes; membership dues; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agents, registrar or dividend disbursing agent of the Portfolio; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Portfolio; expenses connected with the execution, recording and settlement of Portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; expenses

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of shareholder meetings; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

     3. Compensation of the Subadvisor. For the services to be rendered, Diversified shall pay to the Subadvisor an investment advisory fee computed in accordance with the terms of Schedule B herewith attached. If the Subadvisor serves for less than the whole of any period specified, its compensation shall be prorated.

     4. Covenants and Representations of the Subadvisor. The Subadvisor agrees that it will not deal with itself, or with the Trustees of the Portfolio or with Diversified, or the Portfolio's principal underwriter or distributor as principals in making purchases or sales of securities or other property for the account of the Portfolio, except as permitted by the 1940 Act, and will comply with all other provisions of the Declaration of Trust and any current Registration Statement on Form N-1A of the Portfolio relative to the Subadvisor, Advisor and its Trustees and officers.

     5. Limits on Duties. The Subadvisor shall be responsible only for managing the Assets in good faith and in accordance with the investment objectives, fundamental policies and restrictions, and shall have no responsibility whatsoever for, and shall incur no liability on account of (i) diversification, selection or establishment of such investment objectives, fundamental policies and restrictions (ii) advice on, or management of, any other assets for Diversified or the Portfolio, (iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund,
(iv) registration of the Portfolio with any government or agency, or
(v) administration of the plans and trusts investing through the Portfolio, or
(vi) overall Portfolio compliance with the requirements of the 1940 Act, which requirements are outside of the Subadvisor's control, and Subchapter M of the Internal Revenue Code of 1986, as amended. Diversified agrees that requirements imposed by the 1940 Act, Subchapter M, or any other applicable laws, that are outside Subadvisor's control include compliance with any percentage limitations applicable to the Portfolio's assets that would require knowledge of the Portfolio's holdings other than the Assets subject to this Agreement. Subadvisor shall be indemnified and held harmless by Diversified for any loss in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, indemnification to the Portfolio, or any shareholder thereof and, brokers and commission merchants, fines, taxes, penalties and interest. Subadvisor, however, shall be liable for any liability, damages, or expenses of Diversified arising out of the gross negligence, malfeasance or violation of applicable law by any of its employees in providing management under this Agreement; and, in such cases, the indemnification by Diversified, referred to above, shall be inapplicable.

     Diversified shall appoint a custodian to take and have possession of the Assets of the Portfolio. Subadvisor shall not be custodian. Subadvisor shall have no obligation or liabilities with respect to the custodial arrangements.

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     The Subadvisor may apply to Diversified at any time for instructions and may consult counsel for Diversified or its own counsel with respect to any matter arising in connection with the duties of the Subadvisor. Also, the Subadvisor shall be protected in acting upon advice of Diversified and/or Diversified's counsel and upon any document which Subadvisor reasonably believes to be genuine and to have been signed by the proper person or persons.

Subadvisor shall not be responsible for voting proxies related to securities held by the Portfolio. Subadvisor will not advise Diversified or the Portfolio or act for Diversified or the Portfolio in any legal proceedings, including bankruptcies, involving securities held or previously held by the Portfolio or the issuers of those securities.

     6. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, unless terminated earlier as provided below, shall remain in force for two years, on which date it will terminate unless its continuance thereafter is specifically approved at least annually (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" with respect to this Agreement or of the Subadvisor or Diversified at an in person meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. However, if the shareholders of the Portfolio fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and Rules thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Diversified. The Subadvisor may terminate the Agreement only upon giving 90 days' advance written notice to Diversified. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

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     7. Disclosure/Compliance Obligations. Subadviser agrees that, during the term of this Agreement, Subadvisor, to the extent that it will not be in breach of any other client agreements, shall disclose to Diversified the identity of any other commingled investment fund product managed by the Subadviser in a substantially similar manner to the strategy employed under this Agreement. In addition, Subadviser agrees to provide Diversified with all written compliance policies and procedures of the Subadviser (and all updates thereto) and otherwise comply with all reasonable requests by Diversified to ensure compliance with all applicable securities and other laws.

     8. Certain Records. Any records to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadvisor with respect to the Assets and will be made available promptly to the Portfolio on request.

     9. Survival of Compensation Rates. All rights to compensation under this Agreement shall survive the termination of this Agreement.

     10. Entire Agreement. This Agreement states the entire agreement of the parties with respect to investment advisory services to be provided to the Portfolio by the Subadvisor and may not be amended except in a writing signed by the parties hereto and approved in accordance with Section 6 hereof.

     11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     12. Change of Management and Pending Litigation. Subadvisor represents to Diversified that it will disclose to Diversified promptly after it has knowledge of any change or variation in its management structure or personnel or any significant change or variation in its management style or investment philosophy that is material to this Agreement. In addition, Subadvisor represents to Diversified that it will similarly disclose to Diversified, promptly after it has knowledge, the existence of any pending legal action being brought against it whether in the form of a lawsuit which has the potential to impact the Subadvisor's ability to provide services or a non-routine investigation by any federal or state governmental agency.

     Diversified represents to Subadvisor that any information received by Diversified pursuant to this section will be kept strictly confidential and will not be disclosed to any third party.

     13. Communications. Instructions with respect to securities transactions may be given orally and, where deemed necessary, may be confirmed in writing as soon as practicable.

     Notices required to be given under this Agreement shall be sent by certified mail

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and shall be deemed effective when received; and, as to the custodian, at such address as it may specify to Subadvisor in writing, or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. Subadvisor may rely on any notice from any person reasonably believed to be genuine and authorized. Diversified will, upon inception of this Agreement and from time-to-time as needed, provide Subadvisor with a list of authorized signatures for those persons from whom the Subadvisor may accept direction.

     14. Disclosure Statement - Form ADV. Diversified hereby acknowledges receipt simultaneously with the execution of this Agreement of the currently effective Form ADV Part II for the purpose of disclosure about services, fees, and other matters of importance related to a decision of becoming a client of the Subadvisor. Accordingly, Diversified shall have the option to terminate this Agreement without penalty within five business days after that date of execution, provided, however, that any investment action taken by Subadvisor with respect to the Portfolio prior to the effective date of such termination shall be at Diversified's risk.

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     15. Use of Name. Subadvisor hereby agrees that Diversified may use the
Subadvisor's name in its marketing or advertising materials. Diversified agrees to allow the Subadvisor to examine and approve any such materials prior to use. Diversified agrees that Subadvisor may include Diversified's name in Subadvisor's list of clients used in Subadvisor's marketing materials.

     IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                                     Diversified Investment Advisors, Inc.


                                     By:
                                         ---------------------------------------
                                         Robert F. Colby
                                         Senior Vice President & General Counsel

                                     LSV Asset Management

                                     By:
                                         ---------------------------------------


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                                   SCHEDULE B
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The Subadvisor shall be compensated for its services under this Agreement on the basis of the below-described annual fee schedule. The fee schedule shall only be amended by agreement between the parties.

                                  Fee Schedule
                                  ------------

         50 basis points of the first $100M of net assets
         40 basis points of the next $100M of net assets
         35 basis points of the next $600M of net assets
         33 basis points of any amount in excess of $800M of net assets

In determining the basis point fee applicable to the Portfolio, the combined net assets of the Portfolio and the portion of the Mid-Cap Value Portfolio managed by LSV will be applied to the above fee schedule. The resulting basis points will be the "Average Basis Points". The net assets of the Portfolio and the portion of the Mid-Cap Value Portfolio managed by LSV will be the arithmetic average of the beginning and ending monthly net assets. The fee for the Portfolio will be determined each month by applying 1/12th of the Average Basis Points to the net assets of the Portfolio. The fee will be paid quarterly in arrears.

LSV Asset Management agrees that if at anytime during the term of this Subadvisory Agreement, LSV offers another of its clients (other than a client that is an affiliated person of LSV) a lower fee than that set forth in this Schedule B for the management of a similarly structured Mid-Cap Value Portfolio then Diversified will also be charged the lower rate. Diversified will benefit from the lower rate from the first day that it is in effect for LSV's other client. The foregoing shall not include Subadvisor's fee arrangements:
(a) negotiated prior to the execution of this Agreement; (b) with clients with investments in more than one of Subadvisor's products; (c) with clients with a greater level of assets invested with Subadvisor; and (d) with clients whose fees are based on investment performance.